                        SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT, dated as of April 30, 1998, is entered into by and between CITADEL TECHNOLOGY, INC., a Delaware corporation, with headquarters located at 3811Turtle Creek Blvd., Suite 600, Dallas, TX 75219 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

          WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Convertible Redeemable Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock (the "Warrant Shares"), and subject to acceptance of this Agreement by the Company;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   AGREEMENT TO PURCHASE; PURCHASE PRICE.

          a. PURCHASE; CERTAIN DEFINITIONS. (i) The undersigned hereby agrees to purchase from the Company shares of the Convertible Preferred Stock in the amount set forth on the signature page of this Agreement (the "Initial Preferred Stock"), out of a total offering of $500,000 of such Convertible Preferred Stock, and having the terms and conditions set forth in the Certificate of Designations, Voting Powers, Preferences and Rights to the Certificate of Incorporation of the Company attached hereto as ANNEX I (the "Certificate of Designations"). The purchase price for the Initial Preferred Stock shall be as set forth on the signature page hereto (the "Purchase Price") and shall be payable in United States Dollars.

          (ii) As used herein, the term "Preferred Stock" means the Initial Preferred Stock, together with all shares, if any, of the Convertible Preferred Stock issued as dividends thereon, unless the context otherwise requires.

          (iii) As used herein, the term "Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

          (iv) As used herein, the term "Closing Date" means the date of the closing of the purchase and sale of the Initial Preferred Stock, as provided herein.

          (v) As used herein, the term "Market Price" means the average closing bid price of the Common Stock as reported by Bloomberg, LP for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof.

          (vi) As used herein, the term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement defined below).

          b. FORM OF PAYMENT. The Buyer shall pay the Purchase Price for the Initial Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver one or more certificates representing the Initial Preferred Stock duly executed on behalf of the Company (collectively, the "Certificate") to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

          c. METHOD OF PAYMENT. Payment into escrow of the Purchase Price for the Initial Preferred Stock shall be made by wire transfer of funds to:

               Bank of New York
               350 Fifth Avenue
               New York, New York 10001
               ABA# 021000018
               For credit to the account of Krieger & Prager, Esqs.
               Account No.:   < To be identified by Krieger & Prager >

Not later than 1:00 p.m., New York time, on the date which is one (1) New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Initial Preferred Stock, in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

          d. ESCROW PROPERTY. The Purchase Price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

          2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement), the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") and the Warrant Shares for its own account for investment or as Agent for other "accredited investors", and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

          b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

          c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares and the Warrant Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

          d. The Buyer understands that the Initial Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Initial Preferred Stock.

          e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Initial Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (i) the Company's annual report on Form 10-K for the year ending February 28, 1997, (ii) the Company's quarterly reports on Form 10-Q for the quarterly periods ending May 31, 1997. August 31, 1997 and November 30. 1997, (iii) Current Reports on Form 8-K, filed on March 26, 1997, April 28, 1997, May 12, 1997, June 24, 1997, and October 21,
1997, and (iv) Definitive Proxy Statement filed on January 30, 1998 (the
"SEC Reports");

          f. The Buyer understands that its investment in the Securities involves a high degree of risk.

          g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

          h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          i. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except (i) with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designations, (ii) with respect to a conversion pursuant to a Redemption Notice Conversion as provided in the Certificate of Designations or (iii) if the Company is in default of any of its obligations under the Preferred Stock or any of the Transaction Agreements, as defined below, and the Buyer has asserted such default) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Buyer upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the

Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The Buyer further agrees that if the Buyer transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2(i) as if such transferee or assignee were a signatory to this Agreement.

          3.   COMPANY REPRESENTATIONS, ETC.

          The Company represents and warrants to the Buyer that, except as provided in ANNEX V hereto:

          a.   CONCERNING THE PREFERRED STOCK AND THE SHARES.   The
Convertible Preferred Stock has been duly authorized and, when issued and released from escrow as provided herein, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

          b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the NASDAQ/Bulletin Board market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

          c. AUTHORIZED SHARES. The Company has at April 23, 1998, 21,774,388 shares of Common Stock outstanding, and has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of all of the Preferred Stock (assuming for such purposes that the Market Price for each Conversion Date were fifty percent of the Market Price on the Closing Date) and to issue all of the Warrant Shares. The Converted Shares and the Warrant Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock in accordance with its terms or upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

          d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Preferred Stock, the Warrants and the Registration Rights Agreement, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

          e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or
(iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

          f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

          g. SEC FILINGS. None of the Company's SEC Reports contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since February 28, 1997 timely filed all requisite forms, reports and exhibits thereto with the SEC.

          h. ABSENCE OF CERTAIN CHANGES. Since February 28, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the Company's SEC Reports. Since

February 28, 1997, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

          i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

          j. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition. results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

          k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

          l. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any Common Stock or convertible securities in capital transactions which have not been fully disclosed in the Company's filings with the SEC. All such issuances have been fully converted into shares of common stock and there are no outstanding unconverted debt or convertible securities from those transactions.

          m. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since February 28, 1997, and which, individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the charter or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries other than the Redemption Fund Raising (as defined in Annex VII hereto).

          n. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

          o. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since June 1997, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

          p. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

          4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

          b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

          d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

          e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for general capital purposes and acquisitions, but shall not, directly or indirectly, use such proceeds for investment in any other affiliate or to repay debt to affiliates.

          g. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the earlier of the date which is one hundred eighty (180) days after the Effective Date.

          (ii) The provisions of subparagraph (g)(i) will not apply to (w) Common Stock issued pursuant to Rule 144, provided the holder thereof holds such Common Stock for at least one year from the date of issuance; (x) a secondary public offering of shares of Common Stock at market; (y) an offering of convertible debentures at market or above; or (z) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; provided, such securities would not be included in the Registration Statement relating to the Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date.

          (iii) The provisions of subparagraph (g)(i) will also not apply to a Redemption Fund Raising (as defined in ANNEX VII annexed hereto), provided all of the terms and conditions set forth in ANNEX VII annexed hereto are satisfied.

          (iv) In the event the Company breaches the provisions of this
Section 4(g), the Conversion Price shall be amended to be the lesser of 68% of the lowest five (5) day average closing bid for the twenty-five (25) days prior to the Conversion Notice or 100% of the five (5) day average bid price prior to the Closing Date, and the Buyer may require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(j)(y).

          h. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable at conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock for all outstanding shares of Preferred Stock and upon exercise of the Warrants.

          i. WARRANTS. The Company agrees to issue to Buyer on the Closing Date transferable divisible warrants with cashless exercise provisions (the "Warrants") for 150,000 shares of Common Stock. Such Warrants shall bear an exercise price of seventy-five cents ($0.75) per share of Common Stock and, except as provided below, shall be exercisable immediately upon issuance, and will expire on the third anniversary of the Closing Date. The Warrants shall be in the form annexed hereto as ANNEX VI, together with piggy-back registration rights, and demand registration rights under the Registration Rights Agreement. Notwithstanding the foregoing provisions regarding the exercisability of the Warrants, Warrants for 50,000 shares shall not be exercisable for ninety (90) days after the Closing Date and shall be canceled in their entirety if the Preferred Stock has been fully redeemed in accordance with all of the provisions of the Certificate of Designations by the ninetieth day after the Closing Date.

          j. LIMITATION ON ISSUANCE OF SHARES. The Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, the Certificate of Designations shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock and/or exercise of the Warrants without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of Preferred Stock which can not be converted as result of the Cap Regulations (each such share, an "Unconverted Preferred Stock") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

          (x) require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for the five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) preceding the date of notice of conversion; or

          (y) require the Company to redeem each Unconverted Preferred Stock for an amount payable in cash (the "Redemption Amount") equal to:

                      V                      x         M
                ------------
                     CP

     where:

          "V" means the liquidation preference of an Unconverted Preferred Stock plus any accrued but unpaid dividends thereon;

          "CP" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the holder of the Unconverted Preferred Stock electing this remedy; and

          "M" means the highest closing bid price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

If a holder owns more than one share of Unconverted Preferred Stock, such holder may elect one of the above remedies with respect to some of such shares of Unconverted Preferred Stock and the other remedy with respect to other shares of Unconverted Preferred Stock. The Certificate of Designations shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations.

          5.   TRANSFER AGENT INSTRUCTIONS.

          a. Promptly following the delivery by the Buyer of the aggregate Purchase Price for the Initial Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

               b. (i) The Company shall, at its expense, take all actions and use all means, necessary and diligent to cause its transfer agent to transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with, if certificates representing more shares than have been converted with respect to any given certificate, one or more certificates for the shares of Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise.

               (ii) Other provisions relating to the manner of conversion of the Preferred Stock, including the date by which certificates representing the Common Stock into which the Preferred Stock has been converted, shall be provided in the Certificate of Designations. As used in this Agreement, the term "Conversion Date" shall have the meaning ascribed to it in the Certificate of Designations.

               c. In addition to any other remedies which may be available to the Buyer under the Certificate of Designations, if the transfer agent fails to deliver the shares of Common Stock issuable on conversion by the Buyer within five (5) business days after the Delivery Date (as defined in the Certificate of Designations), the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and Buyer may require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(j)(y) of the Certificate of Designations.

               d. Subject to the completeness and accuracy of the Buyer's representations and warranties herein, upon the conversion of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any applicable Restricted Period (as those terms are defined in Regulation
S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. The remedies set forth in paragraphs 5(c), (d) and

(e) shall be cumulative.

          e. In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

          g. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

          6.   DELIVERY INSTRUCTIONS.

          The Initial Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

          7.   CLOSING DATE.

          (i) The Closing Date shall occur on the date which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer.

          (ii) The closing of the purchase and issuance of the Preferred Stock shall take place at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

          (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

          8.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer on the Closing Date pursuant to this Agreement is conditioned upon:

          a.   The execution and delivery of this Agreement by the Buyer;

          b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Initial Preferred Stock in accordance with this Agreement;

          c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

          d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

          9.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Initial Preferred Stock on the Closing Date is conditioned upon:

          a. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant by the Company;

          b. Delivery by the Company to the Escrow Agent of the Certificate representing the relevant Preferred Stock in accordance with this Agreement;

          c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

          d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

          e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto;

          f. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents; and

          g. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange or NASDAQ/Bulletin Board shall not have been suspended or limited, nor shall minimum prices been established for securities traded on NASDAQ/Bulletin Board, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Initial Preferred Stock.

          10.  GOVERNING LAW:  MISCELLANEOUS.

          a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

          b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          c. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          d. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          e. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          f. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

          g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

          h. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

          j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          k. In the event for any reason, any payment by or act of the Company or the Buyer with respect to any of the Transaction Agreements shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to the Transaction Agreements, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Buyer, be deemed applied to the payment of the liquidation preference of the Preferred Stock, if any, immediately upon receipt of such excess funds by the Buyer, with the same force and effect as though the Company had specifically designated such sums to be so applied and the Buyer had agreed to accept such sums as an interest-free prepayment thereof. If any part of such excess remains after the liquidation preference has been paid in full, whether by the provisions of the preceding sentences of this paragraph (k) or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Buyer, which loan shall be payable immediately upon demand by the Company. The provisions of this paragraph (k) shall control every other provision of the Transaction Agreements.

          11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (ii) the seventh business day after deposit, postage prepaid, in the United States

          Postal Service by registered or certified mail, or

          (iii) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       CITADEL TECHNOLOGY, INC.
               3811 Turtle Creek Blvd., Suite 600
               Dallas, TX 75219
               ATTN: Steven B. Solomon
               Telephone No.: (214) 520-9292
               Telecopier No.: (214) 520-0034

               with a copy to:

               Wood, Exall & Bonnet, L.L.P.
               12222 Merit Drive, Suite 880
               Dallas, TX 75251
               ATTN: David Wood, Esq.
               Telephone No.: (972) 991-8510
               Telecopier No.: (972) 991-9261

BUYER:         At the address set forth on the signature page of this Agreement.

               with a copy to:

               Krieger & Prager, Esqs.
               319 Fifth Avenue
               New York, New York 10016
               ATTN: Samuel Krieger, Esq.
               Telephone No.: (212) 689-3322
               Telecopier No.: (212) 213-2077

ESCROW AGENT:  Krieger & Prager, Esqs.
               319 Fifth Avenue
               New York, New York 10016
               ATTN: Samuel Krieger, Esq.
               Telephone No.: (212) 689-3322
               Telecopier No.: (212) 213-2077

          12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED:                   500

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK:             $ 500,000.00


                            SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 30th day of April, 1998.

3845 Bathurst St. Ste.202
Downsview Ontario                      PRECISION CAPITAL LIMITED PARTNERSHIP I
                                       By its General Partner, Precision Capital
                                          Partners Ltd.
Address
                                          Printed Name of Subscriber

                                          By: /s/ Paul Jacobs
                                              --------------------------------
Telecopier No. 416-630-4626               (Signature of Authorized Person)
                                          Paul Jacobs, President
                                          Precision Capital Partners Ltd.
Ontario                                   Printed Name and Title
-------------------------------
Jurisdiction of Incorporation
or Organization



As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

CITADEL TECHNOLOGY, INC.

By:   /s/ Steven B. Solomon
     ----------------------------
     Steven B. Solomon
     President

     ANNEX I AMENDMENT TO/EXCERPT FROM CERTIFICATE OF INCORPORATION or CERTIFICATE OF DESIGNATIONS

     ANNEX II       JOINT ESCROW INSTRUCTIONS

     ANNEX III      OPINION OF COUNSEL

     ANNEX IV       REGISTRATION RIGHTS AGREEMENT

     ANNEX V        COMPANY DISCLOSURE MATERIALS

     ANNEX VI       FORM OF WARRANT